Exhibit 4.4

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF. THIS PROMISSORY NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT SUCH PROPOSED TRANSFER DOES NOT VIOLATE THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 7 BELOW. THE HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY SUCH PROVISIONS.

SURGIVISION, INC.

JUNIOR SECURED PROMISSORY NOTE DUE 2020

US$ __________________	November 5, 2010

FOR VALUE RECEIVED, the undersigned, SURGIVISION, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of                      or its registered assigns (collectively, the “Holder”) the principal amount of              Dollars (US $            ), together with accrued and unpaid interest thereon as described herein.

1. Definitions. In addition to the terms defined elsewhere in this Note, the following terms have the meanings indicated:

“BSC Debt” means all indebtedness, including principal and all accrued interest thereon, outstanding under those certain Secured Convertible Promissory Notes issued by the Company to Boston Scientific Corporation dated as of October 16, 2009, November 17, 2009 and December 18, 2009, respectively, in the aggregate original principal amount of $3,500,000, as such Notes may be amended and in effect from time to time.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in Memphis, Tennessee are required to be closed.

“Collateral Agent” means the collateral agent under the Security Agreement.

“Junior Notes” means, collectively, this Note and all other junior secured promissory notes issued by the Company in the same financing transaction.

“Person” means any individual or entity.

“Required Holders” means, at any time, holders of a majority in aggregate principal amount of the Junior Notes then outstanding.

“Sale Transaction” means a transaction or series of related transactions pursuant to which (a) the Company is merged, consolidated or reorganized into or with another Person, or securities of the Company are exchanged for securities of another Person, and immediately after such merger, consolidation, reorganization or exchange less than a majority of the combined voting power of the then-outstanding securities of such Person immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction, or (b) the Company sells all or substantially all of its assets to any other Person and less than a majority of the combined voting power of the then-outstanding securities of such Person immediately after such sale are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company immediately prior to such sale.

“Security Agreement” means that certain Junior Security Agreement by and between the Company and [                        ], as collateral agent for the ratable benefit of the holders of the Junior Notes.

2. Principal Amount. The principal amount represented by this Junior Secured Promissory Note (this “Note”) is              Dollars (US$            ).

3. Interest. The unpaid principal balance from time to time outstanding hereunder shall bear interest from the date hereof until paid in full at a fixed rate of three and one-half percent (3.5%) per annum. Interest will accrue on this Note from and including its original issuance date on the basis of a 360-day year consisting of twelve 30 day months.

4. Payment of Principal and Interest. Subject to earlier payment as provided for elsewhere in this Note, the Company shall pay to the Holder the entire unpaid principal amount and all unpaid accrued interest under this Note in full on the tenth (10th) year anniversary of the original issuance date (the “Maturity Date”). Principal and interest due hereunder shall be paid in lawful money of the United States of America in immediately available federal funds or the equivalent at the address of the Holder set forth in Section 9 below or at such other address as the Holder may designate. All payments made hereunder shall first be applied to interest then due and payable and any excess payment shall then be applied to reduce the principal amount. Upon payment in full of all principal and interest payable hereunder, the Holder shall surrender this Note to the Company for cancellation.

5. Prepayment. Subject to the provisions of Section 7 hereof, the Company shall be permitted to prepay, without penalty or premium, all or any portion of the unpaid principal amount and/or any unpaid accrued interest under this Note at any time prior to the Maturity Date.

6. Security Interest. This Note is secured by a security interest in the Company’s property and assets pursuant to the Security Agreement, to which reference is made for a description of the security for this Note.

7. Subordination. Notwithstanding any provision herein to the contrary, the Company and the Holder hereby agree that the obligations of the Company to the Holder hereunder shall be subordinated in all respects, including in right of payment, to the BSC Debt and that the Holder shall not be entitled to receive any payment from the Company hereunder until the BSC Debt has been discharged in full. The Holder, by its acceptance of this Note, authorizes the Collateral Agent on the Holder’s behalf to take such action as may be necessary or appropriate to further effectuate the subordination as provided in this Section 7, including, without limitation, the execution and delivery of a Subordination Agreement with Boston Scientific Corporation dated as of the date hereof, and appoints the Collateral Agent its attorney-in-fact for any and all such purposes. The Holder of this Note, whether upon original issue or upon transfer or assignment hereof, by such Holder’s acceptance hereof, agrees that this Note shall be subject to the provisions of such Subordination Agreement.

8. Default; Acceleration; Waiver.

(a) An “Event of Default” under this Note shall mean the occurrence of any of the following events:

(i) The Company shall fail to make payment of any amount as required by this Note within fifteen (15) days after the same becomes due and payable, whether at the stated Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

(ii) Commencement of proceedings for the liquidation of the Company, or any other termination or winding-up of its existence or business,

(iii) Material breach by the Company of any provision of the Security Agreement, provided, that such breach shall not be deemed an Event of Default if such breach is cured prior to the thirty-first (31st) day following written notice of such breach from either the Required Holders or the Collateral Agent;

(iv) A material representation or warranty made by the Company in the Security Agreement shall prove to have been false in any material respect when made, provided, that such breach shall not be deemed an Event of Default if such breach is cured prior to the thirty-first (31st) day following the date the Company becomes aware of the factual circumstances giving rise to the breach, unless such breach has had a material impairment on the Holder’s rights under this Note;

(v) Commencement by the Company of any bankruptcy, insolvency, receivership or similar proceedings under any federal or applicable state law;

(vi) Commencement against the Company of any bankruptcy, insolvency, receivership or similar proceeding under any federal or applicable state law by creditors of the Company, provided, that such proceeding shall not be deemed an Event of Default if such proceeding is dismissed within ninety (90) days of commencement; or

(vii) A default occurs under any mortgage, indenture or instrument by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether such indebtedness exists on the date of this Note or shall be created thereafter, which default (A) is caused by a failure to pay principal of or interest on such indebtedness prior to the expiration of any applicable grace period (a “Payment Default”), or (B) results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of such indebtedness, together with the principal amount of any other indebtedness for money borrowed by the Company under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2,000,000 or more.

(b) Subject to the Subordination Agreement, upon the occurrence of any Event of Default (other than an Event of Default as specified in Section 8(a)(v) or Section 8(a)(vi)) and so long as such Event of Default is continuing, subject to the provisions of Section 7 above, the Required Holders may, at their option and upon written notice of acceleration given to the Company, declare the entire unpaid portion of the principal amount and all unpaid accrued interest under the Junior Notes due and payable. Subject to the Subordination Agreement, if an Event of Default specified in Section 8(a)(v) or Section 8(a)(vi) occurs and is continuing, then the entire unpaid portion of the principal amount and all unpaid accrued interest under the Junior Notes shall automatically, and without any notice or any other action on the part of the Holder or any other holders of Junior Notes, become due and payable immediately.

(c) Prior to or after any notice of acceleration given to the Company, the Required Holders may, on behalf of all holders of the Junior Notes, waive any Event of Default that has occurred hereunder and its consequences, other than an Event of Default as specified in Section 8(a)(i). Whenever any Event of Default hereunder shall have been waived as permitted by this Section 8(c), such Event of Default shall for all purposes of the Junior Notes be deemed to have been cured and to be not continuing.

(d) Subject to the provisions of Section 7 hereof, the entire unpaid principal amount and all unpaid accrued interest under this Note shall automatically, and without any declaration or any other action on the part of the Holder or any other holders of Junior Notes, become due and payable upon the consummation of a Sale Transaction by the Company.

(e) The rights and remedies provided by this Note shall be cumulative, and shall be in addition to, and not exclusive of, any other rights and remedies available at law or in equity.

9. Notices. All notices and other communications required or permitted hereunder to be given to a party to this Note shall be in writing and shall be faxed, mailed by registered or certified mail postage prepaid, delivered by a national overnight delivery service, or otherwise delivered by hand, electronically (including by email) or by messenger, addressed to such party’s address as set forth below:

if to the Company:	SurgiVision, Inc.
Attention: Vice President, Business Affairs One Commerce Square, Ste 2550
Memphis TN 38103 Facsimile: (901) 522-9400

if to the Holder:

Facsimile:

or such other address with respect to a party as such party shall notify the other party in writing as above provided. Any notice sent in accordance with this Section 9 shall be effective upon the earlier of: (a) if mailed, seven Business Days after mailing; (b) if sent by messenger, upon delivery; (c) if sent by a nationally recognized overnight delivery service, one Business Day after having been dispatched; (d) if sent via fax, upon transmission and electronic confirmation of transmission or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and electronic confirmation of transmission (provided, however, that any notice of change of address shall only be valid upon receipt); (e) if sent by electronic mail, upon transmission and notice by telephone of such transmission or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and notice by telephone; and (f) upon the actual receipt thereof.

10. Assignability. Neither party may assign this Note without the prior consent of the other party. No such assignment shall constitute a novation or release of the Company of the obligations hereof or from any liability to the Holder.

11. Usury Laws. It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to an amount that is the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest contracted for under this Note shall under no circumstances exceed the maximum legal rate upon the principal amount remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount, or if this Note has been repaid, then such excess shall be rebated to the Company.

12. Miscellaneous.

(a) Any term of this Note may be amended or waived with the written consent of the Company and the Holder. In addition, any term of this Note may be amended or waived (including, without limitation, any Event of Default that has occurred hereunder, other than an Event of Default as specified in Section 8(a)(i)) with the written consent of the Company and the Required Holders, provided that any such amendment or waiver affects and applies to all of the Junior Notes. It shall not be necessary for the consent of the Holder or any other holder of a Junior Note to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof

(b) Wherever in this Note reference is made to the Company or the Holder, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns, and the provisions of this Note shall be binding upon and shall inure to the benefit of such successors and permitted assigns.

(c) This Note shall in all respects be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles of any jurisdiction to the contrary.

(d) The captions of the Sections of this Note are inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Note.

(e) The Holder, by acceptance of this Note, hereby represents and warrants that this Note has been acquired by the Holder for investment only and not for resale or distribution hereof. The Holder, by acceptance of this Note, further understands, covenants and agrees that the Company is under no obligation and has made no commitment to provide for registration of this Note under the Securities Act or applicable state securities laws.

(f) The Holder, by acceptance of this Note, agrees to the terms of the Security Agreement. Without limiting the generality of the foregoing, the Holder consents to the appointment of the Collateral Agent under the Security Agreement and authorizes the Collateral Agent to execute and deliver the Security Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

(g) The Company waives presentment, notice and demand, notice of protest, notice of demand and dishonor, and notice of nonpayment of this Note.

(h) In the event that any provision of this Note is illegal, invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove illegal, invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(i) No delay in the exercise of any right or remedy of any party hereto shall operate as a waiver thereof, and no single or partial exercise of any such right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

(j) It is expressly understood and agreed by the parties hereto that if it is necessary to enforce payment of this Note through the engagement or efforts of an attorney or by suit, the Company shall pay reasonable attorneys’ fees, expenses of counsel, and other costs of collection actually incurred by the Holder.

(k) This Note may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same Note.

[The next page is the signature page]

IN WITNESS WHEREOF, the Company has executed, acknowledged and delivered this Note as of the day and year first above written.

SURGIVISION, INC.

By:
Name:
Title:

ACCEPTED AND AGREED, this              day of             , 2010:

Signature

Print Name

OMNIBUS AMENDMENT TO THE

SURGIVISION, INC.

JUNIOR SECURED PROMISSORY NOTES DUE 2020

This OMNIBUS AMENDMENT (this “Amendment”) is dated as of April 5, 2011 and is made in reference to those certain Junior Secured Promissory Notes Due 2020 (the “Junior Notes”) issued by SurgiVision, Inc., a Delaware corporation (the “Company”), and payable to the registered holders thereof (each a “Holder,” and collectively the “Holders”).

RECITALS

WHEREAS, the Company previously issued its Junior Notes to the Holders;

WHEREAS, the Junior Notes may be amended upon the consent of Holders of a majority in aggregate principal amount of the Junior Notes then outstanding (the “Required Holders”); and

WHEREAS, the Required Holders have consented to the amendment of the Junior Notes as set forth below;

NOW, THEREFORE, each of the Junior Notes is hereby amended as set forth below:

1. Defined Terms. Capitalized terms used in this Amendment without definition shall have the same meanings ascribed to such terms in Section 1 of the Junior Notes.

2. Amendment to Section 1 (Definitions). Section 1 of the Junior Notes (Definitions) is hereby amended by adding the following new defined terms thereto:

Brainlab Debt means all indebtedness, including principal and all accrued interest thereon, outstanding that certain 10% Subordinated Secured Convertible Note Due 2016 issued by the Company to Brainlab AG. dated as of April 5, 2011, in the aggregate original principal amount of $2,000,000, as such note may be amended and in effect from time to time.

Senior Debt means the BSC Debt and/or the Brainlab Debt.

Senior Lender means Boston Scientific Corporation, so long as any BSC Debt remains outstanding, and/or Brainlab AG., so long as any Brainlab Debt remains outstanding.

3. Amendment to Section 7 (Subordination). Section 7 of the Junior Notes (Subordination) is hereby amended by deleting such Section in its entirety and substituting the following therefor:

7. Subordination. Notwithstanding any provision herein to the contrary, the Company and the Holder hereby agree that the obligations of the Company to the Holder hereunder shall be subordinated in all respects, including in right of payment, to the Senior Debt and that the Holder shall not be entitled to receive any payment from the Company hereunder until the Senior Debt has been discharged in full. The Holder, by its acceptance of this Note, authorizes the Collateral Agent on the Holder’s behalf to take such action as may be necessary or appropriate to further effectuate the subordination as provided in this Section 7, including, without limitation, the execution and delivery of a

Subordination Agreement in favor of the Senior Lender, and appoints the Collateral Agent its attorney-in-fact for any and all such purposes. The Holder of this Note, whether upon original issue or upon transfer or assignment hereof, by such Holder’s acceptance hereof, agrees that this Note shall be subject to the provisions of any such Subordination Agreement.

4. Miscellaneous. On and after the date hereof, reference in each of the Junior Notes to “this Note”, “hereunder”, “hereof”, “herein” or words of like import referring to such Junior Note shall mean and be a reference to the Junior Note as amended by this Amendment. Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Junior Notes shall continue in full force and effect as provided therein.

[The next page is the signature page]

IN WITNESS WHEREOF, the Company has executed, acknowledged and delivered this Amendment as of the day and year first above written.

SURGIVISION, INC.

By:
Name:
Title:

SECOND OMNIBUS AMENDMENT TO THE

JUNIOR SECURED PROMISSORY NOTES DUE 2020

This SECOND OMNIBUS AMENDMENT (this “Second Amendment”) is dated as of October 14, 2011 and is made in reference to those certain Junior Secured Promissory Notes Due 2020, as amended (the “Junior Notes”), issued by MRI Interventions, Inc. f/k/a SurgiVision, Inc., a Delaware corporation (the “Company”), and payable to the registered holders thereof (each a “Holder,” and collectively the “Holders”).

RECITALS

WHEREAS, the Company previously issued its Junior Notes to the Holders;

WHEREAS, the Junior Notes were previously amended pursuant to that certain Omnibus Amendment dated as of April 5, 2011;

WHEREAS, the Junior Notes may be further amended upon the consent of Holders of a majority in aggregate principal amount of the Junior Notes then outstanding (the “Required Holders”); and

WHEREAS, the Required Holders have consented to the amendment of the Junior Notes as set forth below;

NOW, THEREFORE, each of the Junior Notes is hereby amended as set forth below:

1. Defined Terms. Capitalized terms used in this Second Amendment without definition shall have the same meanings ascribed to such terms in Section 1 of the Junior Notes.

2. Amendment to Section 1 (Definitions). Section 1 of the Junior Notes (Definitions) is hereby amended by adding the following new defined terms thereto:

Bridge Debt means all indebtedness, including principal and all accrued interest thereon, outstanding under those the Bridge Notes.

Bridge Notes means those certain 10% Secured Convertible Promissory Notes Due 2014 issued by the Company, as such notes may be amended and in effect from time to time.

Bridge Note Holders means the persons in whose names the Bridge Notes are registered.

3. Amendment to Section 1 (Definitions). Section 1 of the Junior Notes (Definitions) is hereby further amended by deleting the defined terms “Senior Debt” and “Senior Lender” and substituting the following therefor:

Senior Debt means the BSC Debt, the Brainlab Debt and/or the Bridge Debt.

Senior Lender means (i) Boston Scientific Corporation, so long as any BSC Debt remains outstanding, (ii) Brainlab AG., so long as any Brainlab Debt remains outstanding, and/or (iii) the Bridge Note Holders, so long as any Bridge Debt remains outstanding.

4. Miscellaneous. On and after the date hereof, reference in each of the Junior Notes to “this Note”, “hereunder”, “hereof”, “herein” or words of like import referring to such Junior Note shall mean and be a reference to the Junior Note as amended by this Second Amendment. Except as expressly provided in this Second Amendment, all other terms, conditions and provisions of the Junior Notes shall continue in full force and effect as provided therein.

[The next page is the signature page]

IN WITNESS WHEREOF, the Company has executed, acknowledged and delivered this Second Amendment as of the day and year first above written.

MRI INTERVENTIONS, INC.

By:
Name:
Title: